                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                   FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


    Date of report (Date of earliest event reported):   September 4, 1996.


                       APERTUS TECHNOLOGIES INCORPORATED
            (Exact name of registrant as specified in its charter)


         Minnesota                        0-12378               41-1349953
(State or other jurisdiction of         (Commission          (I.R.S. Employer
incorporation or organization)          File Number)         Identification No.)


7275 Flying Cloud Drive, Eden Prairie, Minnesota                      55344
(Address of principal executive offices)                           (Zip Code)


Registrant's telephone number, including area code: (612) 828-0300

                                Not Applicable
        (Former name or former address, if changed since last report.)

Item 5. Other Events

          On September 4, 1996, the Company amended and restated the Rights Agreement between the Company and Norwest Bank Minneapolis, N.A., as Rights Agent (the "Rights Agent"), dated as of September 18, 1986 (the "Prior Agreement"). Described below are the more significant amendments set forth in the Amended and Restated Rights Agreement, a copy of which is attached hereto as
Exhibit 4 (the "Amended Agreement"). The Amended Agreement sets forth the description and the terms of the rights (the "Rights") held by holders of the Company's common stock, par value $.05 per share (the "Common Stock"), to purchase one-half of one share of the Common Stock. Capitalized terms used in the summary below have the meanings given to them in the Amended Agreement:

   The definition of an Acquiring Person in the Prior Agreement was amended to
   (i) reduce from 20% to 15% the percentage ownership of outstanding Common Stock required for an "Acquiring Person" and (ii) add an exception with respect to an offer approved by the Board of Directors.

   The Final Expiration Date of the Prior Agreement was amended from October 1, 1996 to September 4, 2006.

   The Prior Agreement was amended to change the Purchase Price for each one-half share of Common Stock acquired pursuant to the exercise of a Right from $20.00 to $7.50.

   The redemption provisions of the Prior Agreement were amended to (i) provide that the Board of Directors may, at its option, redeem all outstanding rights at any time prior to the earlier of the Stock Acquisition Date or the Final Expiration Date and (ii) eliminate certain reinstatement rights for an Acquiring Person.

   A new Section 24 was added to the Prior Agreement to include an exchange feature, whereby the Board of Directors of the Company may, at its option, at any time after any Person becomes an Acquiring Person, exchange all or part of the then outstanding and exercisable Rights (which shall not include Rights that have become void pursuant to the provisions of Section 7(e)) for Common Stock, provided, however, that the Board of Directors shall not be empowered to effect such exchange at any time after any Person (other than an Exempt Person), together with all Affiliates and Associates of such Person, becomes the Beneficial Owner of 50% or more of the then outstanding shares of Common Stock.

   Exhibit A of the Agreement, the Form of Right Certificate, was amended to reflect the various changes in the Amended Agreement.

          In addition, the Company amended its Bylaws to require that a shareholder give written notice of proposed business and of any director nominations within a reasonable amount of time before the meeting, to provide greater authority in conducting shareholder meetings, and to make certain other changes. A copy of the Restated Bylaws, as amended and restated, is attached hereto as Exhibit 3.2.

          On September 4, 1996, the Company also restated, without further amendment, its Articles of Incorporation. A copy of the Restated Articles of Incorporation is attached hereto as Exhibit 3.1.

Item 7. Financial Statements and Exhibits

   (c)  Exhibits

        3.1 Restated Articles of Incorporation of the Company, restated as of September 4, 1996

        3.2 Restated Bylaws of the Company, amended and restated as of September 4, 1996

        4 Amended and Restated Rights Agreement between the Company and Norwest Bank Minnesota, National Association, amended and restated as of September 4, 1996, including the amended and restated Form of Right Certificate attached as Exhibit A thereto.

Signature

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: September 5, 1996

                             APERTUS TECHNOLOGIES INCORPORATED



                             By /s/ Julie Cummins Brady
                                ---------------------------------------------
                                Julie Cummins Brady
                                Vice President, Secretary and General Counsel

                               INDEX TO EXHIBITS
                               -----------------

Exhibits                                                               Page No.
- --------                                                               --------
  3.1     Restated Articles of Incorporation of the Company,
          restated as of September 4, 1996

  3.2 Restated Bylaws of the Company, amended and restated as of September 4, 1996

  4       Amended and Restated Rights Agreement between the
          Company and Norwest Bank Minnesota, N.A., amended and restated as of September 4, 1996, including the amended and restated Form of Right Certificate attached as Exhibit A thereto